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                                                                     EXHIBIT 3.2


                        BY-LAWS OF AMERICAN BIOMED, INC
                           (A Delaware Corporation)
                Amended and Restated by the Board of Directors
                            as of February 9, 2000


                                   ARTICLE I
                                    OFFICES

1.1 Registered Office. The Corporation's registered office shall be in the City of Wilmington, New Castle County, Delaware.

1.2 Other Offices. The Corporation also may have and maintain a principal place of business or other offices at such additional places, within or outside the State of Delaware, as the Board of Directors may designate.

                                  ARTICLE II
                                 STOCKHOLDERS

2.1 Stockholder Action. Any action required or permitted to be taken by the Corporation's Stockholders must be effected at a duly-called Stockholders' meeting and may not be effected by written consent.

2.2 Annual and Special Meetings. The Corporation shall hold an annual meeting of its Stockholders to elect Directors and transact such other business as properly may come before the meeting. Except as otherwise prescribed by law, and subject to the rights of holders of any class of stock having a preference over the holders of the Corporation's common stock, special meetings of Stockholders may be called by (a) written request of the Board of Directors, (b) the Chief Executive Officer, or (c) written request of Stockholders owning not less than twenty-five percent (25%) of the shares entitled to vote at such meeting. Any request for a special meeting shall state the purpose(s) for which such meeting is proposed.

2.3 Date, Time and Place of Meetings. Stockholders meetings may be held either within or outside the State of Delaware at such date, time, and place as the Board of Directors shall designate.

2.4 Notice of Meetings. Written notice of each Stockholders' meeting shall be given to all Stockholders entitled to vote at such meeting. Notice shall be given in the manner prescribed by law, delivered not less than ten (10) nor more than sixty (60) days before the meeting date, and shall state (a) the meeting place, date, and time, and (b) the purpose(s) for which the meeting has been called.

2.5 Business Transacted. At any Stockholders' meeting, only such business as properly has been brought before the meeting shall be conducted. To be brought properly before an annual meeting, business must (a) be specified in the meeting notice or any supplement thereto, (b) otherwise properly be brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly be brought before the meeting by a Stockholder. Business transacted at any special meeting of Stockholders shall be confined to the purposes stated in the notice of such special meeting.

2.6 Stockholder Agenda Items. For a Stockholder to bring business properly before an annual meeting, the Stockholder must have given written notice thereof, delivered or mailed to the Corporation's Secretary at the Corporation's principal executive offices, not later than the close of business on the tenth
(10th) day following the date on which notice was given or public disclosure made of the annual meeting. The
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Stockholder's notice shall set forth as to each proposed agenda item (a) the
Stockholder's name and address, as they appear on the Corporation's books; (b) the class and number of the Corporation's shares beneficially owned by the Stockholder; (c) for each agenda item, a brief description of the business desired to be brought before the annual meeting; and (d) any material interest of the Stockholder in such business.

2.7 Qualification of Voters. The Board of Directors may fix a day and hour not less than ten (10) nor more than sixty (60) days prior to the date of any Stockholders' meeting as the time as of which Stockholders are entitled to notice of and eligible to vote at such meeting. A list of all such Stockholders of record, arranged in alphabetical order, showing the address and number of shares held by each, shall be kept at the Corporation's principal executive and shall be open to inspection by any Stockholder at any time during usual business hours for a period of at least ten (10) days prior to such meeting. Such a list also shall be kept at the meeting during its duration and may be inspected by any Stockholder present.

2.8 Quorum. Unless otherwise provided by law or the Corporation's certificate of incorporation, the holders of not less than fifty percent (50%) of the shares entitled to vote at a meeting, whether present in person or represented by proxy, shall constitute a quorum. If a quorum shall fail to be established or maintained, the meeting's chairman may adjourn the meeting to another place, date, or time. No further notice other than an announcement of the adjourned meeting shall be required, unless (a) the adjournment is for more than thirty
(30) days, or if (b) after the adjournment, a new record date is fixed for the adjourned meeting. Once a quorum at an adjourned meeting is proven, the Stockholders present at a duly constituted meeting may transact any business which might have been transacted at the meeting, as originally noticed.

2.9 Chairman and Secretary of Meetings. Stockholders' meetings shall be presided over by the Chief Executive Officer or, in his absence, by any other Officer of the Corporation, or, in the absence of any such Officers, by a chairman to be chosen by a majority of the Stockholders present entitled to vote thereat. The Corporation's Secretary, or in his absence, any person appointed by the chairman, shall act as meeting secretary. The order of business at all Stockholders' meetings shall be as determined by the meeting chairman or as otherwise may be determined by a vote of the Stockholders in accordance with this Article.

2.10 Voting Methods. A Stockholder may vote either (a) in person or (b) by proxy, executed in writing by the Stockholder or his duly appointed attorney-in-fact, authorizing another person or persons to act for him. No such proxy shall be voted or acted upon after one (1) year from its date, unless the proxy provides for a longer period, as allowable by law. A duly executed proxy shall be irrevocable, if it so states, and if and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. All proxies shall be filed with the secretary of the meeting before being voted upon.

2.11 Number of Votes. Each outstanding share having voting power shall be entitled to one (1) vote on each matter submitted to a vote at a Stockholders' meeting. At each election of Directors, each Stockholder entitled to vote thereat shall have the right to vote the number of shares owned by such Stockholder for as many persons as there are Directors to be elected and for whose election such Stockholder has a right to vote. It expressly is prohibited for any Stockholder to cumulate his votes in any election of Directors.

2.12 Ballots. Election of Directors shall be by written ballot; however, unless otherwise provided by law, the certificate of incorporation, or the Board of Directors, no vote on any other question before the Stockholders' meeting need be by ballot unless (a) the meeting chairman shall so determine, or (b) the holders of a majority of the shares present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted in the name of the Stockholder or proxy voting. All votes by ballot at any Stockholders' meeting shall be conducted by two
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(2) judges, who need not be Stockholders, and who, except as otherwise provided by law or the certificate of incorporation, shall be appointed for such purpose by the meeting's chairman. The judges shall decide on the qualification of votes, count the votes, and declare the results.

2.13 Majority Vote. If a quorum is present at any Stockholders' meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter properly brought before such meeting, unless the matter is one upon which a different vote is required by law or by the certificate of incorporation. If a notice of any adjourned special meeting of Stockholders is sent to all Stockholders entitled to vote thereat stating that all present shall constitute a quorum, then all matters shall be determined by a majority of the votes cast at such meeting.

                                  ARTICLE III
                            CORPORATE SEAL AND STOCK

3.1 Corporate Seal. The Corporation shall have a corporate seal, inscribed with the Corporation's name, its year of organization, and the words "Corporate Seal, Delaware." The seal or a facsimile thereof may be impressed, affixed, or in any manner reproduced.

3.2 Stock Certificates. The Corporation's shares shall be represented by certificates or may be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided a stock certificate, representing the number of shares owned by such Stockholder. Absent a specific request for such a certificate by the registered owner or transferee, all shares shall be uncertificated upon original issuance by the Corporation or surrender to the Corporation of the certificate representing such shares. Certificates for shares of the Corporation's capital stock shall be in such form as the Board of Directors shall approve. Stock certificates shall (a) identify the number and class of shares held by the Stockholder, (b) be signed by or have thereon a facsimile signature of the Chief Executive Officer and the Secretary, and (c) may be sealed with the seal of Corporation or a facsimile thereof. In case any Officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before the certificate is issued, the Corporation may issue it with the same effect as if he were such Officer at the issue date.

3.3 Transfer Agents and Registrars. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of the Corporation's stock. The Board of Directors may appoint responsible banks or trust companies or other appropriately qualified institutions to act as Transfer Agents and Registrars of the Corporation's stock. Upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars. Where any such certificate is registered with the manual signature of a Registrar, the countersignature of the Transfer Agent may be a facsimile, or engraved, stamped, or printed.

3.4 Stock Ledger. The Corporation shall maintain a stock ledger containing the name and address of each Stockholder and the number of shares of stock of each class which he holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original stock ledger may be kept at the offices of the Corporation's Transfer Agents.

3.5 Transfer of Stock. Shares may be transferred by delivery of certificates to the Corporation or to any Transfer Agent or Registrar thereof. Such certificates shall be accompanied by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign, and transfer the same, signed by the record holder. The certificate then shall be cancelled and the transaction recorded upon the Corporation's books, and only then shall such transfer be valid.
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3.6 Lost Certificates. In case any stock certificate shall be lost, stolen, or destroyed, the Board of Directors may authorize issuance of a new certificate or of uncertificated shares as a replacement. In each case, the applicant for such replacement shall furnish to the Corporation and to such of its Transfer Agents and Registrars as each may require, (a) evidence of the loss, theft, or destruction of such certificates and of the ownership thereof, and (b) security or indemnity in conjunction with the replacement.

3.7 Dividends. As the conditions of the Corporation may warrant and the Board of Directors deem expedient, the Board of Directors may declare and pay dividends upon the shares of the Corporation's capital stock. Dividends may be paid in cash, property, or the Corporation's own shares.

3.8 Denial of Preemptive Rights. No holder of the Corporation's stock shall be entitled as a matter of preemptive or other right to subscribe for or purchase any securities of the Corporation, whether issued or sold for cash or other consideration, as a dividend, or otherwise. Any such securities may be issued or disposed of by the Board Directors to such persons and on such terms as in its discretion shall deem advisable.

3.9 Warrants. From time to time the Board of Directors may authorize the issuance of warrants representing rights with respect to the Corporation's stock, and the foregoing provisions relative to stock also shall apply to such warrants.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

4.1 Powers. The business, property, and affairs of the Corporation shall be under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation, or these By-Laws directed or required to be exercised or done by the Stockholders.

4.2 Number, Nomination, and Election of Directors. The number of Directors which shall constitute the whole Board of Directors shall be not less than one (1) nor more than nine (9). The Board of Directors shall have the power to set and from time to time increase or decrease the number of Directors. Nominations for the election of Directors may be made by (a) the Board of Directors or its Governance Committee; (b) a Stockholder or Stockholders holding at least twenty-five percent (25%) of the outstanding votes entitled to be cast by holders of the Corporations common stock; or (c) any Stockholder entitled to vote for the election of Directors, provided notice of the Stockholder's intention to make such nomination has been given timely in accordance with Section 2.6 hereunder. Additionally, such notice shall include (a) a description of all arrangements or understandings between the Stockholder intending to make the nomination and the proposed nominee(s), (b) all such other information regarding each such proposed nominee as would be included in the Corporation's proxy statement, and (c) each nominee's written consent to serve as a Director if so elected. Directors shall be elected at the annual meeting of Stockholders.

4.3 Term of Office. All Directors shall be subject to yearly reelection at the annual meeting of Stockholders. Each Director shall continue in office until his successor shall have been qualified and elected or until his earlier resignation or removal. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

4.4 Resignation and Removal. Any Director may resign his office at any time by written resignation to the Corporation. Any such resignation shall be effective immediately, unless another date is specified, in
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which event such given date shall apply. Acceptance of a Director's resignation shall not be necessary to make it effective. In the event any Director is absent for three (3) successive properly-noticed meetings of the Board of Directors, such Director may be deemed to have resigned his Director position. Any Director may be removed either for or without cause at any special meeting of Stockholders duly called and held for such purpose.

4.5 Vacancies. If the office of any Director shall become vacant for any reason, then such vacancy may be filled by an affirmative vote of a majority of the total number of remaining Directors, even though less than a quorum, including by a sole remaining Director. Unless sooner removed, any Director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified. If there are no Directors in office, then an election of Directors may be held in the same manner provided by law.

4.6 Committees. The Board of Directors shall have standing Committees and may appoint other Committees for general or special purposes. The standing Committees shall consist of the Corporate Governance Committee, the Corporate Strategy Committee, and the Corporate Finance Committee. A charter setting out the power and duties of each standing Committee shall be set and may be modified from time to time by the Board of Directors and shall be included in the Corporation's proxy statement. Powers and duties of other Committees shall be determined by the Board of Directors, in its discretion. The Board of Directors shall have the power at any time to change the number and members of any Committee and to discharge Committees.

4.7 Officers and Committee Members. At each first meeting of newly elected Directors, the members of the Board of Directors shall elect the Officers of the Corporation, a Chairman of the Board of Directors, and the members of standing Committees and any other Committees being appointed.

4.8 Meetings. The Board of Directors and its standing Committees may by resolution set in advance the time and place for holding stated meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or the Chief Executive Officer.

4.9 Notice of Meetings. Stated meetings of the Board of Directors and/or its Committees may be held without notice. Notice of special meetings of the Board of Directors, setting forth the time and place, shall be deemed given if (a) mailed to each Director, addressed to his residence or usual place of business, not less than the second day before such meeting; or (b) personally delivered, sent by facsimile or electronic mail, or provided telephonically not later than the second day before the meeting date. Notice of any meeting of the Board of Directors or any Committee thereof need not be given to any Director if waived by him, before or after such meeting, or if he shall be present at the meeting. Any meeting of the Board of Directors or any Committee thereof shall be a legal meeting, without any notice thereof being given, if all the members shall be present.

4.10 Participation by Conference Telephone. Members of the Board of Directors or any Committee thereof may participate in stated or special meetings by means of conference communications equipment by which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

4.11 Meeting Procedure. The Chairman of the Board of Directors shall preside at all Board of Directors meetings at which he is present. If the Chairman of the Board shall be absent, the Chief Executive Officer shall preside, and, in the event of the Chief Executive Officer's absence, one of the Directors present shall be chosen as meeting chairman. The Corporation's Secretary shall act as the secretary at all Board of Directors meetings and shall keep regular minutes of such meetings, and, in his absence, a temporary secretary shall be appointed by the meeting chairman. Each Committee shall keep regular minutes of its meetings and, when required, report the same to the Board of Directors.
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4.12 Quorum. A majority of the total number of Directors then in office at the time of any meeting shall constitute a quorum for the transaction of business. At any meeting of a Board of Directors Committee, a majority of the total number of Committee members shall constitute a quorum.

4.13 Method of Vote. Each Director shall be entitled to a vote on each matter submitted to a vote at a meeting of the Board of Directors or any Committee thereof.

4.14 Majority Vote. Except as otherwise provided by law or the certificate of incorporation, if a quorum is present at any meeting of the Board of Directors or any Committee thereof, then, the vote of a majority of the Directors present thereat shall decide any question brought before such meeting.

4.15 Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if (a) all Directors or Committee members, as applicable, consent in writing thereto and (b) such consent is filed with the appropriate proceedings minutes.

4.16 Directors' Fees. By resolution of the Board of Directors, Directors may be paid their expenses of attendance at Directors' and Committee meetings. Directors, other than those who serve and are compensated as Officers or employees of the Corporation, also may be paid a fixed sum for attendance at each meeting of the Board of Directors or Committee thereof.

4.17 Emergency Conditions. The Board of Directors may provide for an Emergency Management Committee and appoint members or designate the manner in which membership of the Committee shall be determined. The emergency powers granted thereunder shall be operative during any civil emergency or catastrophe as a result from which the Board of Directors cannot readily convene, including by telephone. In such event, the Emergency Management Committee shall have and may exercise all of the powers of the Board of Directors to act on its behalf until such time as the Board of Directors as constituted prior to the emergency or as reconstituted to fill any vacancies can meet.

                                   ARTICLE V
                                   OFFICERS

5.1 Stated and Other Officers. The Corporation's stated Officers, to be elected by the Board of Directors, shall be the Chief Executive Officer, Chief Operating Officer, one or more Vice Presidents, Secretary, and Treasurer. Subject to the requirements of law and except if otherwise provided by the certificate of incorporation, one or more offices may be left vacant and any number of offices held by the same person. The Board of Directors also may appoint such other officers and agents as may be necessary or advisable to conduct the Corporation's business.

5.2 Term of Office. The stated Officers shall hold office for such terms as the Board of Directors may designate, and, if not so designated, until their respective successors are elected and qualified or their earlier resignation or removal. Other Officers shall hold office for such terms as the Board of Directors may determine.

5.3 Removal of Officers and Vacancies. Any Officer may be removed at any time, either with or without cause, by the Board of Directors, and the Board of Directors may fill any vacant Officer position.

5.4 Chief Executive Officer. The Chief Executive Officer shall have active and general supervision and management over the Corporation's business and affairs and shall have full power and authority to act for all purposes for and in the name of the Corporation in all matters, except where action of the Board of
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Directors is required by law, these Bylaws, or resolutions of the Board of
Directors. The Chief Executive Officer shall have the authority to designate another to act in his stead when he is unavailable to perform the duties of office for periods of short duration.

5.5 Vice Presidents. The Vice Presidents shall have such powers as properly may be assigned to them by the Board of Directors or the Chief Executive Officer. They shall perform the operating duties incident to their positions as may be assigned to them by the Chief Executive Officer.

5.6 Secretary. The Secretary shall issue notices of meetings, maintain custody of the minutes of the Board of Directors and its Committees, have charge of the corporate seal, and perform such other duties and exercise such other powers as may be assigned properly to him by the Board of Directors or the Chief Executive Officer.

5.7 Treasurer. The Treasurer shall be responsible for custody of Corporate funds and securities; shall keep full and accurate books of account thereof; and shall deposit the funds of the Corporation, in the name of the Corporation, with such banks or trust companies as the Board of Directors from time to time shall designate. The Treasurer shall perform such other duties and exercise such other powers as may be assigned properly to him by the Board of Directors or the Chief Executive Officer. If required, the Treasurer shall give a bond for the faithful performance of his duties in such sum and with such surety as the Board of Directors may determine.

5.8 Compensation. The Officers' annual base salaries, any executive perquisites, and any duly authorized bonus or incentive awards shall be fixed by the Board of Directors. A report shall be made annually to the Governance Committee by the Chief Executive Officer detailing the total compensation, including any perquisites, any stock option grants, and any stock awards or other equity-based awards, paid to each Officer. The report shall contain such other information concerning executive compensation and performance justification as the Board of Directors shall deem appropriate.


                                  ARTICLE VI
                               INDEMNIFICATIONS

6.1 General. To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless each Director and Officer against any liability and expenses arising from any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, or proceeding, whether civil, criminal, administrative, or investigative, arising by reason of the individual's authorized actions and service on behalf of the Corporation.

6.2 Advancement of Expenses. The Corporation shall pay reasonable expenses, including attorneys' fees, as and when incurred by a Director or Officer in connection with any proceeding involving indemnified actions or service, provided the indemnitee agrees in writing to repay all expenses so advanced if ultimately it should be determined that the Director or Officer is not entitled to be indemnified, either under this Article or otherwise.

6.3 Non-Exclusive Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-Laws, any agreement with the Corporation, or any vote of Stockholders.

6.4 Continuation. The indemnification and advancement of expenses provided by or pursuant to this Article VI, unless otherwise provided when authorized or ratified, shall continue as to a person who has
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ceased to be a Director or Officer and shall insure to the benefit of the heirs, executors, and administrators of such a person.

6.5 Insurance. At its expense, the Corporation may maintain insurance to protect itself and any Director, Officer, employee, or agent of the Corporation against any expense, liability, or loss. To the extent that the Corporation maintains any policy or policies providing such insurance, each Director or Officer shall be covered by to the maximum extent of the coverage thereunder.

                                  ARTICLE VII
                              GENERAL PROVISIONS

7.1 Fiscal Year. The Corporation's fiscal year shall fixed by resolution of the Board of Directors.

7.2 Signatures. All checks or demands for money and notes of the Corporation shall be signed by such Officer(s) or such other person(s) as the Board of Directors from time to time may designate. Other obligations of the Corporation shall be signed by such Officer(s) as the Board of Directors by resolution may approve.

7.3 Enforceability. If any provision of these By-Laws shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then the validity, legality, and enforceability of the remaining provisions shall not be affected in any way.

7.4 Amendments. Unless reserved to the Stockholders by the certificate of incorporation, these By-Laws may be altered, amended, or repealed, and new bylaws may be adopted by a majority of the full Board of Directors, at any stated meeting or at any special meeting duly called for that purpose.